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                                                                    Exhibit 10.1

[SMTC Letterhead]

July 26, 2001

Frank Burke
112 Strath Avenue
Toronto, Ontario, M8X 1R5

Subject:  Offer of Employment

On behalf of SMTC Manufacturing Corporation of Canada (the "Company"), I am pleased to offer you the position of Chief Financial Officer, on the following terms and conditions:

      1. Salary: The Company shall pay you a salary at the rate of Cdn$250,000 per year. Such salary shall be payable in bi-weekly installments of $9,615.39.

      2. Executive Bonus Plan: You shall be paid in the first year of employment with the Company a guaranteed bonus of Cdn$250,000 paid in increments of 25% quarterly. Subsequent yearly bonuses shall be paid in increments of 25% quarterly based on targets mutually established over the first thirty days of employment. These targets shall be based on industry benchmarks and the Company internal goals, such as: (i) working capital metrics (net cash cycle); (ii) operating cash flow; (iii) profitability (EBITDA/EPS), etc., etc.

      3. Signing Bonus: The Company shall pay you a guaranteed first year Signing Bonus of Cdn$100,000.

      4. Stock Option Plan: You shall be granted 200,000 share options vested as follows:

            o 75,000 shares at the current stock price of the day this agreement is signed vested over a period of twelve months

            o 25,000 shares at $5.00 strike price vested over a period of four years

            o 50,000 shares at $8.00 strike price vested over a period of four years

            o 50,000 shares at $12.00 strike price vested over a period of four years

      5. Change of Control: In the event of a Change of Control Transaction of the Company your stock options shall become fully vested and exercisable immediately prior to the Change of Control Transaction.
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      6.    Severance Agreement: Upon termination of your employment by the
            Company "Without Cause", you shall receive bi-weekly payments based on your annual salary for a period of one year beginning in the bi-weekly period following such termination. You shall also receive one year's bonus based on the previous twelve months performance. Such bonus shall be payable in four quarterly installments beginning in the first quarter following your termination. If termination should occur within the first twelve months of employment with the Company, the 75,000 initial share grant shall vest immediately.

      7.    Benefits: SMTC Employees Benefits Plans covers:

                  o     $15,000 of life insurance

                  o     $15,000 of AD&D insurance

                  o     Extended Health Care

                  o     Dental Care

                  The employee's contribution to the Plan is $20.87. SMTC offers optional Long-term Disability coverage to its employees. The employee pays the full premium for this benefit. SMTC also offers optional family coverage of Extended Health Care and Dental Care under its Benefits Plan at an additional cost of $71.38 monthly, paid by the employee.

      8. Vacation: Our standard vacation policy is four weeks vacation after one year of service.

We would like your employment to commence October 1, 2001 at which time you will report to me. During your first day of employment our Human Resources will discuss with you the Company Group Benefits Program for which you will become eligible immediately.

Frank, I am delighted with your decision to accept employment with SMTC, and hope that your experience here shall be a mutually gratifying one. Please sign below and fax back to me via my private fax 905.479.9686 by August 7, 2001.

Yours truly,

/s/ Paul Walker
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Paul Walker
President & C.E.O.

PS: Enclosed with this Offer of Employment are two other documents, SMTC Information Systems Policy and Code of Conduct Policy, for your signature.

I, Frank Burke, ACCEPT THIS OFFER OF EMPLOYMENT

/s/Frank Burke
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     SIGNATURE                                             DATE:  August 7, 2001


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